               JOINT FILING INFORMATION

Reporting Person:	SOROS FUND MANAGEMENT LLC
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	DIGITAL RIVER, INC. (DRIV)
Date of Event Requiring Statement:	12/3/2012

Signature:	/s/ Jay Schoenfarber, as Assistant General Counsel Jay Schoenfarber, as Assistant General Counsel

Reporting Person:	GEORGE SOROS
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	DIGITAL RIVER, INC. (DRIV)
Date of Event Requiring Statement:	12/3/2012

Signature:	/s/ Jay Schoenfarber, as Attorney-in-Fact Jay Schoenfarber, as Attorney-in-Fact

Reporting Person:	ROBERT SOROS
Address:	888 SEVENTH AVENUE
33RD FLOOR
NEW YORK, NY 10106

Designated Filer:	SOROS FUND MANAGEMENT LLC
Issuer and Symbol:	DIGITAL RIVER, INC. (DRIV)
Date of Event Requiring Statement:	12/3/2012

Signature:	/s/ Jay Schoenfarber, as Attorney-in-Fact Jay Schoenfarber, as Attorney-in-Fact